FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchangw Act of 1934


                          Date of Report: June 4, 1997
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                 Date of Earliest Event Reported: June 3, 1997
                                                  ------------




                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)



                        COMMISSION FILE NUMBER: 0-25464


                VIRGINIA                                   54-1387365
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)

                              2555 ELLSMERE AVENUE
                              NORFOLK COMMERCE PARK
                             NORFOLK, VIRGINIA 23513
                    (Address of principal executives office)

                         TELEPHONE NUMBER (757) 857-4600
               (Registrants telephone number, including area code)

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ITEM 5: OTHER EVENTS

On June 3, 1997, Dollar Tree Stores, Inc. issued the following press release:

"Dollar Tree Stores, Inc. announced that it intends to file a registration statement with the Securities and Exchange Commission with respect to a proposed public offering of approximately 3,500,000 shares of its common stock on or about June 9, 1997. All shares offered will be offered by certain shareholders of the Company, including approximately 2,350,000 shares offered by the SK Equity Fund, L.P. and certain of its affiliates, and approximately 1,150,000 shares offered by founding shareholders and certain of their affiliates.

"This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities in any State in which such offer, solicitation or sale would be unlawful under the securities law of such State. The offering will only be made by means of a prospectus."


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                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATE:  June 4, 1997



                             DOLLAR TREE STORES, INC.




                             By: /s/ H. Ray Compton
                                ----------------------------
                                  H. Ray Compton
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (principal financial and accounting officer)



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